Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and “Anticipated Change of Independent Auditors” and to the use of our report dated April 29, 2014 in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-197476) and related Prospectus of Energy 11 L.P. for the registration of 100,263,158 units of limited partner interest.

 /s/ Ernst & Young LLP

Richmond, Virginia

September 10, 2014